Exhibit 99.5

Holder Account Number Security Class 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Form of Proxy - Annual General and Special Meeting to be held on TBA 29JL14052_012P8B This Form of Proxy is solicited by and on behalf of Management of QLT Inc. (the “Company”) for use at the Annual General and Special Meeting (the “Annual Meeting”) on TBA or any adjournment or postponement of the Annual Meeting. Fold Fold Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6 C1234567890 XXX 000001 COMMON CPUQC01.E.INT/000001/i1234 1-866-732-VOTE (8683) Toll Free CONTROL NUMBER 123456789012345 VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To Vote Using the Telephone To Vote Using the Internet • Call the number listed BELOW from a touch tone telephone. • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specifi ed a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identifi ed in the Notice of Meeting or other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 6:00A.M. (Pacifi c Time) / 9:00A.M. (Eastern Time). The Chairman of the Annual Meeting may determine, in his sole discretion to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast.

MR SAM SAMPLE

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## Appointment of Proxyholder

**I/We, being holder(s) of QLT Inc. hereby appoint:** Mr. Jason M. Aryeh, Chairman of the Board, or failing him, Jeffrey A. Meckler, Chairman of the Executive Transition Committee of QLT,

**OR**

**Print the name of the person you are appointing if this person is someone other than the management nominees listed herein.**

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, "FOR" each item) and in their discretion on all other matters that may properly come before the Annual General and Special Meeting of shareholders of QLT Inc. to be held at TBA on TBA 2014 at TBA, and at any adjournment or postponement thereof.

**VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.**

| | For | Against |
|---|---|---|
| **1. Issuance of Common Shares in Connection with Merger with Auxilium Pharmaceuticals Inc. (the "Merger")**<br>To approve the issuance of QLT common shares necessary to complete the merger and issuance of such other QLT common shares as contemplated by the merger agreement as described in the Joint Proxy Statement/ Prospectus and Management Information Circular dated **TBA**, 2014 (the "Joint Proxy Statement/Prospectus and Management Information Circular"). | ☐ | ☐ |

**2. Election of Directors**

**Initial Nominees (to hold office immediately following the Annual Meeting)**

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01. Jason M. Aryeh | ☐ | ☐ | 02. Dr. John W. Kozarich, Ph.D. | ☐ | ☐ | 03. John C. Thomas, Jr. | ☐ | ☐ |
| 04. Jeffrey A. Meckler | ☐ | ☐ | 05. Dr. Geoffrey F. Cox, Ph.D. | ☐ | ☐ | 06. Dr. Stephen L. Sabba, M.D. | ☐ | ☐ |

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**Conditional Nominees (to hold office upon completion of the Merger)**

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01. Adrian Adams | ☐ | ☐ | 02. Peter Brandt | ☐ | ☐ | 03. Rolf A. Classon | ☐ | ☐ |
| 04. Dr. Oliver S. Fetzer Ph.D | ☐ | ☐ | 05. Dr. Paul A. Friedman, M.D. | ☐ | ☐ | 06. Nancy S. Lurker | ☐ | ☐ |
| 07. William T. McKee | ☐ | ☐ | 08. TBA | ☐ | ☐ | 09. TBA | ☐ | ☐ |

| | For | Withhold |
|---|---|---|
| **3. Appointment of Auditors**<br>To approve the appointment of Deloitte LLP as independant auditors of the Company for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors. | ☐ | ☐ |

| | For | Against | Withhold |
|---|---|---|---|
| **4. Advisory Vote on the Compensation of the Named Executive Officers for 2013**<br>To approve, on an advisory basis, the compensation of the Company's named executive officers for the year ended 2013, as disclosed in the compensation discussion and analysis, compensation tables and narrative discussion set forth in the Joint Proxy Statement/Prospectus and Management Information Circular. | ☐ | ☐ | ☐ |
| **5. Advisory Vote on Merger-Related Compensation of the Named Executive Officers**<br>To approve, on an advisory basis, the compensation to the Company's named executive officers in connection with the merger, as disclosed in the Joint Proxy Statement/Prospectus and Management Information Circular under "The Merger - Interest of Certain Persons in the Merger - QLT-Golden Parachute Compensation". | ☐ | ☐ | ☐ |
| **6. Ratification and Approval of Advance Notice Policy**<br>To ratify and approve the Company's Advance Notice Policy as attached as Annex "E" to the Joint Proxy Statement/Prospectus and Management Information Circular. | ☐ | ☐ | ☐ |

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### Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

MM / DD / YY

**Interim Financial Statements** – Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

**Annual Financial Statements** – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

QLTQ 050700 XXXX AR1 999999999999

29JL14052_012P9D